UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2015
_____________________
SABRE CORPORATION
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)
(682) 605-1000
(Registrant’s telephone number, including area code)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) - (b)     The 2015 Annual Meeting of Stockholders of Sabre Corporation (“Sabre”) was held on Thursday, May 28, 2015.

The final results of voting on each of the matters submitted to a vote of stockholders at the 2015 Annual Meeting are as follows:

1.
Stockholders elected each of Lawrence Kellner, Judy Odom and Karl Peterson to Sabre’s Board of Directors, each to serve a three-year term to expire at Sabre’s 2018 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
Lawrence Kellner	259,250,188	2,395,270	3,990,020
Judy Odom	261,141,379	504,079	3,990,020
Karl Peterson	250,005,736	11,639,722	3,990,020

2.	Stockholders ratified the selection of Ernst & Young LLP as Sabre’s independent auditor for the fiscal year ending December 31, 2015, as set forth below.

Votes For	Votes Against	Abstentions
265,598,672	3,656	33,150

3.	Stockholders approved, on an advisory basis, Sabre’s compensation of its named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
261,537,742	102,263	5,453	3,990,020

4.	The frequency of every three years for the advisory stockholder vote on the compensation of Sabre’s named executive officers received the highest number of votes, as set forth below.

1 Year	2 Years	3 Years	Abstensions	Broker Non-Votes
36,805,801	10,174	224,812,939	16,544	3,990,020

(d)
On May 28, 2015, following the 2015 Annual Meeting of Stockholders, the Board determined that an advisory vote on the compensation of Sabre’s named executive officers would be held every three years, until the next stockholder vote on the frequency of the advisory vote on the compensation of Sabre’s named executive officers, or the Board otherwise determines that a different frequency for such advisory votes is in the best interests of Sabre’s stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: June 1, 2015	By:	/s/ Rachel A. Gonzalez
	Name:	Rachel A. Gonzalez
	Title:	Executive Vice President and General Counsel

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